EXHIBIT-99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 033-47641 on Form N-1A of our reports dated January 26, 2012, relating to the financial statements and financial highlights of Lord Abbett Research Fund, Inc., specifically Lord Abbett Calibrated Dividend Growth Fund (formerly Lord Abbett Capital Structure Fund), Lord Abbett Classic Stock Fund, Lord Abbett Growth Opportunities Fund, and Small-Cap Value Series, appearing in the Annual Reports on Forms N-CSR of Lord Abbett Research Fund, Inc. for the year ended November 30, 2011.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm,” “Financial Statements” and “Fund Portfolio Information Recipients” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York
September 21, 2012